Registration No. 333-_________
As filed with the Securities and Exchange Commission on November 13, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------

                         SYKES ENTERPRISES, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Florida                                      56-1383460
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                             100 North Tampa Street
                                   Suite 3900
                              Tampa, Florida 33602
                    (Address of principal executive offices)

           Sykes Enterprises, Incorporated 2001 Equity Incentive Plan
             Sykes Enterprises, Incorporated 2000 Stock Option Plan
                            (Full title of the plans)

          W. Michael Kipphut
Vice President and Chief Financial Officer              Copy to:
   Sykes Enterprises, Incorporated               Martin A. Traber, Esquire
    100 North Tampa, Suite 3900                        Foley & Lardner
        Tampa, Florida 33602                  100 North Tampa Street, Suite 2700
           (813) 274-1000                            Tampa, Florida 33602
   (Name, address and telephone number,                 (813) 229-2300
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum        Proposed Maximum          Amount of
Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering      Registration Fee
     be Registered        Registered(1)(2)(3)         Share (4)              Price (4)                (2)(4)
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value         8,095,350 shares             $9.61               $43,796,357            $ 10,949.10
--------------------------------------------------------------------------------------------------------------------

(1) 7,000,000 of the shares registered hereby relate to the Sykes Enterprises, Incorporated 2001 Equity Incentive Plan (the "2001 Plan") and 1,095,350 of the shares registered hereby relate to the Sykes Enterprises, Incorporated 2000 Employee Stock Option Plan (the "2000 Plan").

(2) Pursuant to Instruction E of Form S-8 and the Telephonic Interpretation of the Securities and Exchange Commission set forth at pages 123- 124 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, Section G, Securities Act Forms, No. 89 ("Interpretation 89"), 3,209,121 of the 8,095,350 shares registered hereby are being carried forward from a Registration Statement on Form S-8 (File No.
333-

23681) in connection with the Sykes Enterprises, Incorporated 1996 Employee Stock Option Plan (the "1996 Plan") and a Registration Statement on Form S-8 (File No. 333-76629) in connection with the Sykes Enterprises, Incorporated 1997 Management Stock Incentive Plan (the "1997 Plan"). The 1996 Plan, the 1997 Plan, and the 2000 Plan are predecessor plans to the 2001 Plan. A total registration fee of $48,046.67 has been paid with respect to the Form S-8 for the 1996 Plan and the Form S-8 for the 1997 Plan. Pursuant to Instruction E to Form S-8 and Interpretation 89, no additional registration is owed on the shares being carried forward to this Form S-8 and an additional registration fee is due with respect to remaining 4,886,229 of the shares registered hereby.

(3) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 2001 Plan described herein as the result of any future stock split, stock dividend or similar adjustment of Sykes' outstanding common stock.

(4) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee as follows: (i) 3,790,879 shares reserved for future grants under the 2001 Plan, the registration fee for which has been calculated based on $9.61, the average of the high and low sale prices of Sykes' common stock as reported on Nasdaq National Market on November 6, 2001, and (ii) 1,095,350 shares subject to outstanding options under the 2000 Plan, the registration fee for which has been calculated based on the weighted average exercise price of $6.7248 for those options.

                        ---------------------------------

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

                  The following documents have been previously filed by Sykes Enterprises, Incorporated (the "Company") with the Commission and are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Commission on August 14, 2001, which includes audited financial statements as of and for the year ended December 31, 2000;

                  (b) The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001, filed with the Commission on August 14, 2001;

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001;

                  (d) The Company's Current Report on Form 8-K filed with the Commission March 21, 2001;

                  (e) The Company's Proxy Statement dated March 26, 2001 for the 2001 Annual Meeting of Shareholders;

                  (f) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A, dated April 19, 1996, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Tampa, Florida. Martin A. Traber, a partner of Foley & Lardner, owns 2,250 shares of Company Common Stock.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Company may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

                  The indemnification provided by the Florida Act and the Company's Articles of Incorporation and Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

                  The Company has a standard policy of directors' and officers' liability insurance covering directors and officers of the corporation with respect to liabilities incurred as a result of their service in such capacities, which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not Applicable.

Item 8.           Exhibits.
                  --------

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit

          (4.1)            Sykes Enterprises, Incorporated 2001 Equity Incentive
                           Plan

          (4.2)            Sykes Enterprises, Incorporated 2000 Stock Option
                           Plan

           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Ernst & Young LLP

         (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

          (99) Letter from Deloitte & Touch LLP regarding awareness of reviews of the unaudited interim financial information for the periods ended March 31, 2001 and June 30, 2001 being incorporated by reference into this Registration Statement

Item 9.           Undertakings.
                  ------------

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 13th day of November, 2001.


                                       SYKES ENTERPRISES, INCORPORATED



                                       By: /s/
                                           -------------------------------------
                                           W. Michael Kipphut,
                                           Vice President and Chief Financial
                                                Officer


                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints W. Michael Kipphut his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                  Signature                                      Title                                Date

                                               Chairman of the Board, President and
/s/                                            Chief Executive Officer
John H. Sykes                                  (Principal Executive Officer)                    November 13, 2001

                                               Vice President and Chief Financial
/s/                                            Officer
------------------------------------
W. Michael Kipphut                             (Principal Financial Officer)                    November 13, 2001


/s/                                            Vice Chairman of the Board
Gordon H. Loetz                                 and Director                                    November 10, 2001



/s/
------------------------------------
Furman P. Bodenheimer, Jr.                     Director                                         November 9, 2001


/s/
------------------------------------
H. Park Helms                                  Director                                         November 9, 2001




                                       S-1







/s/
------------------------------------
Linda McClintock-Greco                         Director                                         November 9, 2001


/s/
------------------------------------
Ernest J. Milani                               Director                                         November 9, 2001


/s/
------------------------------------
William J. Meurer                              Director                                         November 8, 2001


/s/
------------------------------------
Thomas F. Skelly                               Director                                         November 13, 2001

                                  EXHIBIT INDEX


       Exhibit No.                                          Exhibit

          (4.1)             Sykes Enterprises, Incorporated 2001 Equity
                            Incentive  Plan

          (4.2)             Sykes Enterprises, Incorporated 2000 Stock Option
                            Plan

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Ernst & Young LLP

          (23.2) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

           (99) Letter from Deloitte & Touch LLP regarding awareness of reviews of the unaudited interim financial information for the periods ended March 31, 2001 and June 30, 2001 being incorporated by reference into this Registration Statement